UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

BAKKT INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Notice of 2026 Annual Meeting of Stockholders & Proxy Statement
To Our Stockholders–

2025 was a year of rebuilding for Bakkt. Under our new Chief Executive Officer, Akshay Naheta, we repositioned the company for the financial system now taking shape. We simplified the business, exited non-core operations, eliminated long-term debt, collapsed our legacy Up-C structure, and strengthened our governance with the addition of Mike Alfred, Lyn Alden, and Richard Galvin to the Board. The work was substantial, but it gave Bakkt a focused foundation to operate from.

Global finance is entering a period of meaningful change. Sovereign debt sits at historic levels, programmable digital systems are gaining adoption across institutional and retail markets, and artificial intelligence is reshaping how capital is allocated and how money moves. Stablecoins, tokenized assets, and modern payment rails are no longer experiments – they are becoming core components of the global financial system. Bakkt’s regulatory foundation, institutional pedigree, and modernized technology position us to play a central role as this transition unfolds.

Bakkt today operates as an integrated infrastructure platform across three business lines – Bakkt Markets, Bakkt Agent, and Bakkt Global. Bakkt Markets provides institutions with regulated trading and stablecoin infrastructure across the digital asset ecosystem. Bakkt Agent delivers programmable payment applications and AI-native architecture that allow money to move across borders with speed and flexibility. Bakkt Global extends our platform internationally through disciplined expansion into high-growth markets. Together, these business lines give institutions, companies, and individuals access to modern financial infrastructure through a single regulated platform.

Much of the heavy lifting is now behind us. What lies ahead is execution that is steady, disciplined, and focused on long-term value. On behalf of the entire Board of Directors, thank you for your continued support of Bakkt. We look forward to updating you on our progress.

/s/ Sean Collins
Sean Collins
Chair of the Board of Directors

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Notice of 2025 Annual Meeting of Stockholders
To be Held on Tuesday, June 23, 2026

TO THE STOCKHOLDERS OF BAKKT, INC.:
Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. Stockholders of record are urged to vote via the Internet or telephone as instructed, or if you are voting by mail, to mark, sign and date and promptly return the proxy in the postage-prepaid return envelope provided.

Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders of Bakkt, Inc., a Delaware corporation (the “Company” or “Bakkt”), will be held on Tuesday, June 23, 2026, at 1:00 p.m., Eastern Time (the “Annual Meeting”). This year’s meeting will be a completely “virtual” meeting of stockholders. You can attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BKKT2026. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com. The Annual Meeting will be held for the purpose of considering and voting upon the following proposals, as more fully described in the accompanying Proxy Statement:

You may access the following proxy materials at www.proxyvote.com before the meeting and www.virtualshareholdermeeting.com/BKKT2026 during the meeting
•To elect Michael Alfred and Lyn Alden as Class II directors to hold office until the 2029 annual meeting of stockholders or until their respective successors are elected and qualified;
•To conduct an advisory (non-binding) vote to approve executive compensation;
•To ratify the selection of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2026; and
•To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed April 24, 2026 as the record date for the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Proposal One relates solely to the election of the Class II directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.
•Notice of the 2026 Annual Meeting of Stockholders; •Company’s 2026 Proxy Statement; •Company’s Annual Report on Form 10-K for the year ended December 31, 2025; and •Form of Proxy Card
All stockholders of record are cordially invited to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BKKT2026. Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 1:30 p.m., Eastern Time on the date specified above and at the Company’s address specified below solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://investors.bakkt.com/

If you prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability. To ensure your representation at the meeting, you are urged to vote via the Internet or telephone as instructed in the Notice of Internet Availability, or to mark, sign, date and return the proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote at the Annual Meeting even if such stockholder has previously returned a proxy.
/s/ Marc D’Annunzio Atlanta, Georgia
Marc D’Annunzio April 30, 2026
Secretary

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This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond the Company’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this proxy statement. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this proxy statement to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events.

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The actual results and the timing of events could differ materially from the anticipated results or other expectations expressed in such forward-looking statements due to the risks and uncertainties indicated in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended December 31, 2025. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.

References to our website or other links to our publications or other information are provided for the convenience of our stockholders. None of the information or data included on our website or accessible at these links is incorporated into, and will not be deemed to be a part of, this proxy statement or any of our other filings with the U.S. Securities and Exchange Commission (the “SEC”).

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General Information Concerning Solicitation and Voting

The enclosed Proxy is solicited on behalf of Bakkt, Inc. (the “Company” or “Bakkt”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 23, 2026 at 1:00 p.m., Eastern Time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). The Company anticipates that the Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) in connection with these proxy solicitation materials will first be mailed on or about April 30, 2026 to all stockholders entitled to vote at the Annual Meeting and we will post our proxy materials on the website referenced in the Notice of Internet Availability. As more fully described in the Notice of Internet Availability, stockholders may choose to access our proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a printed set of our proxy materials.

This year’s meeting will be a completely “virtual” meeting of stockholders. If you were a stockholder as of the close of business on the Record Date (as defined below), you can attend the Annual Meeting online, vote your shares electronically, and submit your questions and view our list of stockholders as of the Record Date during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/BKKT2026. You will need to have the 16-digit Control Number included on your Notice of Internet Availability or your proxy card (if you requested and received a printed copy of the proxy materials) to join the Annual Meeting. If your shares are held in street name and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. The meeting webcast will begin promptly at 1:00 p.m. Eastern Time. Online check-in will begin approximately 15 minutes before then; we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support.

Record Date

Only holders of record of our common stock at the close of business on April 24, 2026 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On that date, the Company had outstanding 130,761,371 shares of Class A common stock (“Common Stock”) par value $0.0001 per share.

Revocability of Proxies

Any proxy given by a stockholder of record pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting electronically. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Voting and Solicitation

Each share of the Company’s Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Each stockholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf. Stockholders do not have the right to cumulate their votes in the election of directors. Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary,

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properly executed proxies will be voted FOR the Proposals 1, 2, and 3 and submitted to a vote of stockholders at the Annual Meeting pursuant to this proxy statement. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

If you cannot attend the Annual Meeting to vote, you may vote your shares via the Internet, telephone or by mail as set forth in the Notice.

Quorum; Abstentions; Broker Non-Votes

A quorum is the minimum number of shares required to be present or represented at the 2026 Annual Meeting for the meeting to be properly held under our By-Laws and Delaware law.

The required quorum for the transaction of business at the Annual Meeting is a majority of the voting power of our capital stock issued and outstanding and entitled to vote on the Record Date.

Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” on a matter are treated as being present at the meeting for purposes of establishing a quorum with respect to such matter.

If you are the beneficial owner of your shares, and you do not direct your broker, fiduciary, or custodian how to vote your shares, your broker, fiduciary, or custodian will only be able to vote your shares only with respect to Proposal 3, which is the only proposal considered to be “routine.” Your broker, fiduciary, or custodian is not entitled to vote your shares with respect to “non-routine” proposals (resulting in “broker non-votes” for the matters on which the broker, fiduciary, or custodian does not vote). Whether a proposal is considered routine or non-routine is subject to stock exchange rules. Under the New York Stock Exchange rules, Proposals 1 and 2 are considered non-routine proposals.

As a result, we urge you to direct your broker, fiduciary, or custodian how to vote your shares on all proposals to ensure that your vote is counted. Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting; the effect of abstentions and broker non-votes on the proposals presented herein is discussed below.

With regard to the election of directors, votes may be cast “FOR,” “AGAINST” or “ABSTAIN” for each director nominee. Because directors are elected by a plurality vote, abstentions from voting and broker non-votes, if any, will have no effect on the outcome of the election of directors. If a quorum is present at the meeting, the nominees receiving more “FOR” votes than “AGAINST” votes will be elected.

Because Proposals 1 and 2 must be approved by the affirmative vote of a majority of the shares of Common Stock entitled to vote thereon and present in person or by proxy at the Annual Meeting (the “Required Vote”), abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will not be considered shares entitled to vote on the subject matter and therefore will have no effect on the outcome of these proposals. Broker non-votes are not expected with respect to Proposal 3 because it is considered a routine matter on which brokers are generally permitted to exercise discretionary voting authority; however, any broker non-votes that do occur would have no effect on the outcome

Deadline for Receipt of Stockholder Proposals and Nominations

If a stockholder would like us to consider including a proposal in our proxy statement for our 2027 annual meeting of stockholders (the “2027 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 31, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

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Bakkt, Inc.
Attention: Corporate Secretary
3280 Peachtree Rd NE, Suites 07-128, 07-130 & 07-132
Atlanta, Georgia 30305

Our By-Laws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement In order to be properly brought before our 2027 Annual Meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our By-Laws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

•no earlier than February 23, 2027, and
•no later than March 25, 2027.

In the event that we hold our 2026 Annual Meeting more than 30 days before, or more than 70 days following, the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

•no earlier than the 120th day prior to the day of our 2027 Annual Meeting, and
•no later than the later of (x) the 90th day before the meeting or (y) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our By-Laws.

Pursuant to Rule 14a-19, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) in connection with our 2027 Annual Meeting must provide the information required by Rule 14a-19 no later than April 24, 2027. However, if the date of next year’s annual meeting is more than 30 days before or more than 30 days after June 23, 2027, then we must receive your notice by the close of business on the later of the 60th day prior to such meeting or the 10th day following the day in which the public announcement of the date of such meeting is fast made. You are also advised to review our By-Laws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

Availability of Company Bylaws and Annual Report

A copy of our Bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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Additionally, our financial statements for our fiscal year ended December 31, 2025 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are available at www.proxyvote.com.
You may also obtain a copy of our annual report, free of charge, by sending a written request to Bakkt, Inc., 3280 Peachtree Road NE, 7th Floor, Atlanta, GA 30305
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
The Board of Directors of Bakkt, Inc.
3280 Peachtree Road NE,
7th Floor
Atlanta, GA 30305

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Proposal One: Election of Class II Directors
The Company’s Board currently consists of six directors and is divided into three classes with staggered three-year terms. At the 2026 Annual Meeting, two Class II directors, Michael Alfred and Lyn Alden, will be nominated for election for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees for Election as Directors. The Board unanimously adopted a resolution proposing the nominees set forth below for election as Directors of the Company for the next year.

Nominees for directors this year are:

Michael Alfred	Lyn Alden

If elected, each of Mr. Alfred and Ms. Alden will serve as a Class II director until the 2029 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Mr. Alfred and Ms. Alden have each agreed to serve as a director if elected, and management has no reason to believe that he or she will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the 2026 Annual Meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

With regard to Proposal One, votes may be cast “FOR,” “AGAINST” or “ABSTAIN” for each director nominee. Because directors are elected by a plurality vote, abstentions from voting and broker non-votes,

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if any, will have no effect on the outcome of the election of directors. If a quorum is present at the meeting, the nominees receiving the highest number of “FOR” votes will be elected.

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Director Nominees

Michael Alfred Director
Mike Alfred has served on the Board of Bakkt Holdings Inc (NYSE: BKKT) since September 2025. Mr. Alfred is a private investor, advisor, and board member. He is the Founder & Managing Partner of Alpine Fox LP, a private investment partnership focused on value equities and Bitcoin. Previously, he served as the Chief Executive Officer of Digital Assets Data, Inc., a financial technology and data company building enterprise-grade software and data feeds for the digital asset ecosystem, from when he co-founded the company in January 2018 through its sale to NYDIG in November 2020.

In addition to his investing activities, Mr. Alfred has advised the Chief Executive Officer of Amenify, a real estate technology company, since 2020 and has built a track record as a principal investor across the technology and consumer sectors. He currently serves on the boards of Crestone Group, LLC, a national artisan bakery; Eaglebrook Advisors, a digital asset management platform for financial advisors; IREN (NASDAQ: IREN), a next-generation AI and Bitcoin data center developer; and Wealthie Inc., a home equity management platform. Mr. Alfred holds a Bachelor of Arts degree in History from Stanford University and brings to the Bakkt Board extensive experience with digital assets and technology companies, complemented by a strong background in investment management and scaling growth businesses.

Age: 45 Serves on: Compensation Committee

Lyn Alden Director
Madelyn Alden Schwartzer aka Lyn Alden is a Member of the Bakkt Board of Directors, joining in October 2025. In 2022, Ms. Alden collaborated with venture firm Ego Death Capital, serving as general partner. Previously, she founded the research firm Lyn Alden Investment Strategy in 2016, providing investment research for retail and institutional investors. Ms. Alden began pursuing her investing career concurrently with her career as an Engineer from 2009-2021, culminating in her role as Head Engineer and System Integrator at the Federal Aviation Administration’s Cockpit Simulation Facility. In 2022, Ms. Alden collaborated with venture firm Ego Death Capital, serving as general partner." makes it sound like a one-year thing. That is still an active position for me. I would suggest something like: "Since 2022, Ms. Alden has collaborated with venture firm Ego Death Capital, serving as general partner. Her work is frequently featured in publications including the Wall Street Journal, the Financial Times, and other prestigious media outlets." makes it sound like I write articles that get published in those papers. Instead, my quotes or content have been cited by journalists in their articles. I would suggest something like: "Her work is frequently cited in publications including the Wall Street Journal, the Financial Times, and other prestigious media outlets. Additionally, Ms. Alden is a best-selling author, having written 2023’s “Broken Money”, examining how new technologies have shaped monetary trends. Her work is frequently featured in publications including the Wall Street Journal, the Financial Times, and other prestigious media outlets. Ms. Alden has a Bachelor of Science in Electrical Engineering from Penn State and a Master of Engineering Management from Rowan University.

Age: 38 Serves on: Audit and Risk Committee

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Continuing Directors

Sean Collins Chair of the Board
Sean Collin has been a member of our Board since December, 2018. Mr. Collins is the co-founder and Managing Partner of Goldfinch Partners, with over twenty years of experience investing, advising, operating and building companies focused on digital transformation. Mr. Collins invests across industry verticals, including in enterprise software companies and fintechs. Prior to Goldfinch, Mr. Collins was the co-founder and Chief Investment Officer of Boston Consulting Group (“BCG”) Digital Ventures, partnering with global leaders to help build new digital business units and new companies. In 2017, he was elected the youngest Senior Partner in the history of BCG.
Prior to BCG Digital Ventures, Mr. Collins held various roles including Senior Vice President of Marketing, E-Commerce and Strategy at Sports Authority, Inc.; before this, Mr. Collins was served as a member of the Market Practice at McKinsey & Company. Mr. Collins holds a BA in Economics and Music (Classical Piano) from Whitman College.

Age: 45 Serves on: Nominating Committee - Chair Audit and Risk Committee

Akshay Naheta Chief Executive Officer & Director
Akshay Naheta has been a member of our board since March 2025.Previously, Mr. Naheta founded Distributed Technologies Research (DTR) in January 2023, focused on building next-generation financial infrastructure focused on programmable finance for businesses and consumers globally. Prior to the founding of DTR, from January 2017 to January 2022 Akshay held various executive roles at SoftBank Group, serving as Senior Vice President, Investments, reporting directly SoftBank founder and CEO, Masayoshi Son. Mr. Naheta was instrumental in overseeing several of the firm’s most significant technology investments, including ARM, Auto1, and Nvidia. In 2011, Akshay founded Knight Assets & Co., an investment management firm specializing in arbitrage and value-oriented strategies. He began his professional career at Deutsche Bank AG, where he served from 2005 to 2010, ultimately holding the position of Head of Principal Strategies. In this role, he was responsible for managing proprietary trading and structured transactions across multiple asset classes globally.

He holds a Master of Science in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology and a Bachelor of Science (with highest honors) in Electrical Engineering from the University of Illinois at Urbana-Champaign.

Age: 44

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Colleen Brown Director
Colleen B. Brown is a seasoned public company CEO and six-time corporate director recognized for guiding organizations through transformation, disruption, and growth. She currently serves on the boards of TrueBlue, Inc. (NYSE: TBI), where she chairs the Nominating and Governance Committee; Port Blakely Companies, where she chairs the Audit Committee and recently chaired the Special Committee guiding Big 5 Sporting Goods (NASDAQ: BGFV) through its successful 2025 sale.

A former CEO of Fisher Communications (NASDAQ: FSCI) and Spark Networks (NYSE: LOV), Brown brings deep expertise in M&A, digital innovation, workforce transformation, and narrative control during crisis. She is Vice Chair at PANARCHY.io, a Strategic Advisor to Smith Goffman Partners, and a Commissioner on NACD’s 2025 Blue Ribbon Commission on the Board-CEO Relationship and a 2025 NACD Top 100 Director.
She is an Aspen Institute Henry Crown Fellow and a frequent speaker and author. Colleen is known for helping boards and CEOs navigate inflection points with clarity, resilience, and long-term value creation.

Age: 45 Serves on: Audit and Risk Committee - Chair Compensation Committee - Chair Nominating Committee

Richard Galvin Director
Richard Galvin has been a member of our Board since November 2025. Mr. Glavin is the Co-Founder, Executive Chairman and Chief Investment Officer of Digital Asset Capital Management, a specialist institutional investment manager focused on digital assets since 2017. Mr. Galvin has more than 20 years of experience working in senior investment banking roles. From 2010 to 2016, he was the Head of Equity & Derivative Capital Markets, Australia & New Zealand at J.P. Morgan, and from 1996 to 2010, he was the Executive Director, Co-Head of Telecommunications, Media & Technology Investment Banking (Australia) at Goldman Sachs JBWere. Mr. Galvin has a unique background crossing over blue-chip traditional finance and digital assets.
Mr. Galvin holds a Bachelor of Commerce in Economics from Monash University (Melbourne, Australia) and a Graduate Diploma in Applied Finance and Investment from the Australian Securities Institute.

Age: 45 Serves on: Audit and Risk Committee

Board Composition and Nominating Process
The Company’s business and affairs is managed under the direction of our Board. Our Board consists of six directors, five of whom are independent, as defined by the NYSE listing standards. Our Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board annually considers the size, composition and needs of the Board and, as appropriate, recommends the nominees for directors to the Board for approval. The Nominating Committee considers and evaluates suggestions from many sources regarding possible candidates for directors. Below are general criteria for the evaluation of current and proposed directors:

•The highest ethical character and shared values with our Code of Business Conduct and Ethics;

•Reputation, both personal and professional, consistent with our image and reputation;

•Accomplishment within candidate’s field, with superior credentials and recognition;

•Relevant expertise and experience and the ability to offer advice and guidance to the Chief Executive Officer based on such expertise and experience;

•Independence, without the appearance of any conflict in serving as a Director, and independence of any particular constituency with the ability to represent all stockholders; and

•Ability to exercise sound business judgment.

The Nominating Committee considers the mix of skills and experience among current and prospective directors with a goal of assembling a Board with complementary skills for the benefit of the Company. Listed below are selected key contributions of each current Board member. The table is not intended to be an exhaustive summary of all the contributions of each Board member.

Director	Independent	Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee
Director Nominees
Michael Alfred	Yes	—	—	Member
Lyn Alden	Yes	Member	—	—
Continuing Directors
Akshay Naheta	No	—	—	—
Sean Collins - Chair	Yes	Member	—	Chair
Colleen Brown	Yes	Chair	Chair	Member
Richard Galvin	Yes	Member	—	—

Corporate Governance
Governance Strengths
We are focused on effective corporate governance practices that work alongside our business model to promote our growth trajectory, as well as the interests of our stockholders. We have in place a number of governance practices to manage and oversee our business, including:
•Independent Board Chair: Sean Collins, our Board Chair, is considered independent under the NYSE Listing Standards.
•Majority Independent Board: A majority of the members of the Board are independent directors, as defined by NYSE Listing Standards. The Board has determined that all of the Company’s directors and director nominees are independent, except Mr. Naheta, due to his employment relationship with the Company.
•Independent Committees: The Audit, Compensation, and Nominating Committees consist entirely of independent directors.
•Board Oversight of Risk: The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for the day-to-day management of risks and establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board regularly reviews our business strategy and management’s assessment of the related risk and discusses with management the appropriate level of risk for the Company.
•Code of Business Conduct and Ethics: All of the Company’s employees, officers, and directors are subject to the Company’s Code of Business Conduct, which is available on the Company’s website at www.investors.bakkt.com. We intend to disclose future amendments to certain provisions of the Code of Business Conduct, and waivers of the Code of Business Conduct granted to officers and directors, on the Company's website.
•Regularly Held Executive Sessions: The independent directors meet separately in executive session on a regular basis to discuss matters relating to the Company and the Board, without members of the management team present.
•Board Oversight of Strategy: The Board reviews at least annually the Company’s business initiatives, capital projects and budget matters.
•Cybersecurity: The Company maintains a comprehensive cybersecurity program, with direct oversight from a dedicated team of security professionals, senior management, and the Board of Directors, to manage information, data, and technology security.
•Related Party Transaction Oversight: The Audit Committee is responsible for reviewing and approving all disclosable related-party transactions or, if the size and nature of the transaction warrants, a special committee of non-related Board members is formed to negotiate and approve the transaction.

Board Leadership Structure
Our corporate governance framework provides our Board with flexibility to determine the appropriate leadership structure for the Company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our Board considers many factors, including the needs of the business, our Board’s assessment of its leadership needs from time to time and the best interests of our stockholders. Mr. Collins currently serves as the chairperson of our Board.
Our Board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. Mr. Naheta, our Chief Executive Officer, is responsible for day-to-day leadership, while Mr. Collins, our chairperson, along with the rest of our independent directors, ensures that our Board’s time and attention is focused on providing independent oversight of management and matters critical to our Company. Our Board believes that Mr. Collins’ deep knowledge of the Company and industry, as well as strong leadership and governance experience, enable Mr. Collins to lead our Board effectively and independently. Accordingly, we believe that our current leadership structure is appropriate and enhances our Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Director Independence
Our Common Stock is listed on the NYSE. As a company listed on the NYSE, we are required under NYSE listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our Board. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (the “Nominating Committee”) be independent.
Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing rules applicable to Audit Committee members. Members of the Compensation Committee must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to Compensation Committee members.
Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Ms. Brown, Mr. Collins, Ms. Alden, Ms. Goldberg, Mr. Alfred and Mr. Galvin, representing five of our six directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE.
In making these determinations, our Board considered the current and prior relationships that each non-employee director has with Bakkt and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
In making its independence determinations regarding Mr. Collins, our Board considered Mr. Collins’s personal friendship with Mr. Naheta and the fact that Mr. Naheta made a minority investment as a limited partner in 2021 in an investment sponsored by Goldfinch Partners, a private equity firm, where where Mr. Collins serves as a Managing Partner.

There are no family relationships among any of our directors, director nominees or executive officers.
Role of Board in Risk Oversight Process
Risk is part of every business. Bakkt’s business has several inherent risks, including strategic, financial, business, operational, legal, regulatory, compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management, reviewing, evaluating and discussing strategic and operational risk, cybersecurity risks, among other risks, receives reports from management and on all significant committee activities at each regular board meeting, and evaluates the risks Inherent in significant transactions.
The committees of our Board also assist our Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists in fulfilling the oversight responsibilities with respect to management of major risk exposures, including in the areas of financial reporting and internal controls, and has general oversight over cybersecurity risks. Risk assessment reports are regularly provided by management to the Audit Committee. The Compensation Committee assists in fulfilling oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating Committee assists in fulfilling oversight responsibilities with respect to the management of risks associated with our Board’s organization, membership and structure and corporate governance. All of the committees report back to our Board on the committees’ activities and matters discussed and reviewed at the committees’ meetings.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2025, our Board held [15] meetings (including regularly scheduled and special meetings), and each director attended at least [75] % of (1) the total number of meetings of our Board held during the period for which he or she has been a director and (2) the total number of meetings held by each committee on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend.
Board Committees
Our Board has established the following standing committees of our Board: an Audit and Risk Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. Members appointed to these committees will serve on these committees until their resignation or until as otherwise determined by our Board. The composition and responsibilities of each of the committees of our Board is described below. Our Board may also determine to establish one or more additional committees from time to time.
Audit and Risk Committee
The Audit and Risk Committee consists of Colleen Brown, Lyn Alden, Sean Collins and Richard Galvin, with Ms. Brown serving as the chair of the committee. Each of the members of the Audit Committee satisfies the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and rules of the NYSE. Our Board has determined that Colleen Brown qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K promulgated by the SEC. The Audit Committee is responsible for, among other things:

•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on and overseeing risk assessment and risk management, including enterprise risk management;
•reviewing related party transactions;
•reviewing the adequacy and effectiveness of internal control policies and procedures and our disclosure controls and procedures; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Audit Committee is available on our website at https://investors.bakkt.com/governance/governance-documents/. During 2025, our Audit Committee held ten meetings.
Compensation Committee
The Compensation Committee (the “Compensation Committee”) consists of Colleen Brown and Michael Alfred, with Ms. Brown serving as the chair of the Compensation Committee. Each of the members of the Compensation Committee meets the requirements for independence under the applicable rules and regulations of the SEC and rules of the NYSE. The Compensation Committee is responsible for, among other things:
•reviewing, approving and determining the compensation of our officers and key employees;
•reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on our Board or any committee thereof;
•administering our equity-based compensation plans;
•reviewing, approving and making recommendations to our Board regarding equity-based compensation plans and non-equity based incentive compensation plans; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Compensation Committee is available on our website at https://investors.bakkt.com/governance/governance-documents/. During 2025, our Compensation Committee held six meetings.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Sean Collins and Colleen Brown, with Mr. Collins serving as the chair of the committee. Each of the members of the Nominating Committee meets the requirements for independence under the applicable rules and regulations of the SEC and rules of the NYSE. The Nominating Committee is responsible for, among other things:
•identifying, evaluating and selecting, and making recommendations to our Board regarding, nominees for election to our Board and its committees;
•evaluating the performance of our Board and of individual directors;
•considering, and making recommendations to our Board regarding, the composition of our Board and its committees;
•reviewing developments in corporate governance practices;
•developing, and making recommendations to our Board regarding, corporate governance guidelines and other governance policies; and
•evaluating the adequacy of the company’s corporate governance practices and reporting.
Our Nominating Committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our Nominating Committee is available on our website at https://investors.bakkt.com/governance/ governance-documents/. During 2025, our Nominating Committee held four meetings.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis, but no less than two times a year. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis, but no less than two times a year in executive session.
Compensation Committee Interlocks and Insider Participation
During 2025, the members of our Compensation Committee were Colleen Brown, Sean Collins, Jill Simeone, and Michael Alfred. Sean Collins ceased serving on the Compensation Committee, effective April 10, 2025. Jill Simeone resigned from the Board on November 7, 2025, and at such time she stopped serving on the Compensation Committee. Michael Alfred joined the Compensation Committee, effective as of September 17, 2025. None of the members of our Compensation Committee is or has been an officer or employee of Bakkt. None of our executive officers currently serves, or in the past fiscal year has served, as a member of a board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Considerations in Evaluating Director Nominees
Our Nominating Committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our Nominating Committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board and other director qualifications. While our board has not established formal qualifications for board members, some of the factors that our Nominating Committee considers in assessing director nominee qualifications include issues of character, professional ethics and integrity, judgment, relevant business experience, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board.
If our Nominating Committee determines that an additional or replacement director is required, then it may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management. The Nominating Committee also thoroughly reviews experience and skills of our Board, as well as the qualification of new potential director candidates, identifying opportunities to expand the collective knowledge base of our Board.
After completing its review and evaluation of director candidates, our Nominating Committee recommends to our full Board the director nominees for selection. Our Nominating Committee has discretion to decide which individuals to recommend for nomination as directors and our Board has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
[Our Nominating Committee will consider recommendations and nominations for candidates to our Board from stockholders in the same manner as candidates recommended to the Nominating Committee from other sources, so long as such recommendations and nominations comply with our Certificate of Incorporation and By-laws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating Committee will evaluate such recommendations in accordance with its charter, our By-Laws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our corporate secretary at Bakkt, Inc., 3280 Peachtree Rd NE, Suites 07-128, 07-130 & 07-132, Atlanta, GA 30305, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us, and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate.
Our Nominating Committee has discretion to decide which individuals to recommend for nomination as directors.
Under our By-Laws, stockholders may also directly nominate persons for our Board. Any nomination must comply with the requirements set forth in our By-Laws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2026 Annual Meeting.”]
Communications with our Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our General Counsel or Legal Department by mail to our principal executive offices at Bakkt, Inc., 3280 Peachtree Rd NE, Suites 07-128, 07-130 & 07-132, Atlanta, GA 30305. Our General Counsel or Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider, and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel or Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of our Board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our Board, among others, are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans, and (5) holding our securities in a margin account.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board and corporate governance policies and standards applicable to us in general.
Code of Business Conduct and Ethics
In addition, our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://investors.bakkt.com/ governance/governance-documents/. We will post amendments to our code of business conduct and ethics or any waiver of our code of business conduct and ethics for directors and executive officers on the same website.
Insider Trading Policies and Procedures
We have adopted insider trading policies and procedures that govern the purchase, sale, and other dispositions of our securities by directors, officers, employees, contractors, advisors, and consultants, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of NYSE. A copy of our Insider Trading Policy is filed with our 2025 Annual Report on Form 10-K (the “Form 10-K”) as Exhibit 19.1 filed with the SEC on March 19, 2026.
Practices with Regard to Timing of Equity Awards
Our Board and Compensation Committee do not take material nonpublic information into account when determining the timing and terms of equity grants. We do not have a policy or practice to time stock options based on the release of material nonpublic information. We did not grant appreciation rights, restricted stock awards, or dividend equivalent rights to any of our named executive officers in 2025.
Compensation Recovery Policy
In September 2023, we adopted a Compensation Recovery Policy (“Clawback Policy”) in compliance with NYSE and SEC rules requiring public companies to recover excess incentive-based compensation from any individual who is or was ever designated an “officer” by our Board in accordance with Rule 16a-1(f) of the Exchange Act in the event of an accounting restatement. Consistent with the requirements, the Clawback Policy requires that if we are required to prepare an accounting restatement due to our material noncompliance with financial reporting requirements, we must clawback from covered officers any incentive-based compensation received by them on or after December 1, 2023 and during the applicable covered period (which generally includes the three completed fiscal years prior to the restatement date) that was in excess of what they would have received had their incentive compensation been determined based on the restated amounts.

Director Compensation
Non-Employee Director Compensation Program
Directors who are also employees of the Company receive no separate compensation from the Company for their service as members of the Board. For 2025, the Company maintained our outside director compensation program, as adopted in October 2021 (the “Outside Director Compensation Program”), to provide a base retainer for each non-employee director with higher base retainers for service by the Board Chair and committee leadership and membership. Pursuant to the Outside Director Compensation Program, we may allow non-employee directors to elect to receive all or a portion of the annual cash retainer fees in the form of RSUs.

Additionally, the Outside Director Compensation Program provides that each non-employee director, serving on the Board as of the date of the 2026 Annual Meeting, will receive an annual equity award of restricted stock units (“RSUs”) granted pursuant to the Company’s 2021 Omnibus Incentive Plan (the “2021 Plan”), with a grant date value of $200,000, granted on the date of the 2026 Annual Meeting and vesting on the one-year anniversary of such grant date. Any newly-appointed non-employee directors not joining at the time of the 2026 Annual Meeting, will receive a prorated award based on the date on which they commence their services on the Board. All compensation payable under the Outside Director Compensation Program is expected to be subject to any limits on the maximum amount of non-employee director compensation as set forth in the 2021 Plan.
The Outside Director Compensation Program provides for the following cash compensation program for our non-employee directors:

Board of Directors (1)(2)	2025 Annual Retainer
All non-employee directors	$50,000
Non-executive Chair of the Board	$100,000
Audit Committee:
Chair	$25,000
Member	$10,000
Compensation Committee:
Chair	$20,000
Member	$7,500
Nominating Committee:
Chair	$12,000
Member	$5,000
(1) Each non-employee director who serves as a committee chair will receive the cash retainer fee as the chair of the committee, but not the cash retainer fee as a member of that committee, except that a non-employee director who serves as the non-executive chair of our Board will receive the annual cash fee for services provided in such role as well as the annual cash fee as a non-employee director.
(2) Our Board or the Compensation Committee also may approve compensation, if any, for service on any special committee or other ad hoc committee formed from time to time. Total compensation in the amount of $250,000 was paid to members of the special committees of our Board established in connection with their strategic review of the Company in 2025.

Director Compensation for Fiscal 2025
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our Board, for the fiscal year ended December 31, 2025. During the majority of fiscal 2025, Messrs. Naheta and Main both served as Co-Chief Executive Officers of the Company, and in such capacity they both served on the Board; however, they did not receive compensation in respect of their services as a directors and were otherwise compensated for their services as employees. See “Executive Compensation” and the Summary Compensation Table for additional information regarding Messrs. Naheta and Main’s compensation.
The following table sets forth the total compensation paid to our non-employee directors in fiscal 2025. Mr. Naheta and Mr. Main’s compensation is set forth in the discussion of Executive Compensation and in the Summary Compensation Table.

Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)(1)	Total ($)
Sean Collins	$150,000	$365,000 (10)	$434,083
Colleen Brown	$136,532	$200,000	$336,532
Michael Alfred (2)	$—	$404,891(10)	$404,891
Lyn Alden (3)	$—	$180,338(10)	$180,338
Richard Galvin (4)	$—	$157,434(10)	$157,434
Michelle J. Goldberg(5)	$200,000	$200,000	$400,000
Jill Simone(6)	$192,125	$200,000	$392,125
David Clifton (7)	$—	$—	$—
De’Ana Dow (8)	$69,083	$200,000	$269,083
Gordon Watson (9)	$—	$250,000(10)	$250,000
Andrew A Main (11)	$—	$—	$—

(1) The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards     granted to each non-employee director, computed in accordance with FASB ASC Topic 718. See Note 13—Share-Based and Unit-Based Compensation to our audited consolidated financial statements included elsewhere in the Form 10-K for the year ended December 31, 2025 for a discussion of the assumptions made by us in determining the grant-date fair value of our RSU awards to non-employee directors.
(2) Mr. Alfred was appointed to serve as a Class II director on September 17, 2025.
(3) Ms. Alden was appointed to serve as a Class II director on October 19, 2025.
(4) Mr. Galvin was appointed to serve as a Class I director on November 8, 2025.
(5) Ms. Goldberg resigned as a member of our Board on November 8, 2025.
(6) Ms. Simone resigned as a member of our Board on November 7, 2025.
(7) Mr. Clifton resigned as a member of our Board on October 31, 2025.
(8) Includes $26,250 cash compensation for Ms. Dow’s service on the board of directors of Bakkt Trust. Ms. Dow resigned as a member of our Board on September 17, 2025.
(9) Mr. Watson resigned as a member of our Board on August 8, 2025, effective as of August 11, 2025. Upon Mr. Watson’s resignation from the Board, and in recognition of his service during the current annual director compensation cycle, a pro rata portion of Mr. Watson’s unvested RSUs granted in respect of the current annual director compensation cycle vested upon his separation date based on the number of days he served as a director during that cycle.
(10) This amount includes restricted stock units granted in lieu of cash retainer fees earned in 2025 at the election of the director.

(11) Mr. Main resigned as Co-Chief Executive Officer and President of the Company, and as a member of our Board, effective August 11, 2025. In connection with Mr. Main’s departure, the Company and Mr. Main mutually agreed to terminate Mr. Main’s Executive Employment Agreement with the Company (the “Employment Agreement”), and entered into a release agreement (the “Release Agreement”), pursuant to which Mr. Main is entitled to receive the severance payments and benefits that he would otherwise be afforded upon an involuntary termination by the Company without “Cause”, as set forth in Section 9(a) of the Employment Agreement, subject to Mr. Main’s execution and non-revocation of a general release of claims against the Company (the “Severance Benefits”). The Severance Benefits consist of: (A) a lump sum cash payment of $1,500,000, less applicable withholdings, which represents the sum of (i) two times Mr. Main’s base salary, (ii) Mr. Main’s target bonus, and (iii) the cash equivalent of 12 months’ of group health COBRA premiums; and (B) full accelerated vesting of Mr. Main’s unvested restricted stock units (“RSUs”) and any unvested performance-based restricted stock units (“PRSUs”) for which actual performance achievement has already been certified as of the Separation Date, and (ii) Mr. Main’s unvested PRSUs will remain outstanding and eligible to vest based on actual performance achieved after completion of the performance period in accordance with the terms of such grants.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2025:

Name	Number of Shares Underlying Outstanding Stock Awards(1)
Sean Collins	30,191
Colleen Brown	16,543
Michael Alfred (2)	28,476
Lyn Alden (3)	4,809
Richard Galvin (4)	6,654
De’Ana Dow (5)	—
Michelle J. Goldberg (6)	—
Jill Simone (7)	—
Gordon Watson (8)	—
David Clifton (9)	—
Andrew A. Main (10)	—

(1)The RSUs shall vest in full on May 31, 2027.
(2)Mr. Alfred was appointed to serve as a Class II director on September 17, 2025, filling the vacancy created by Ms. Dow’s resignation.
(3)Ms. Alden was appointed to serve as a Class II director on October 19, 2025.
(4)Mr. Galvin was appointed to serve as a Class I director on November 8, 2025.
(5) [Includes [•] RSUs granted for Ms. Dow’s service on the board of directors of [Bakkt Trust].] Ms. Dow resigned as a member of our Board on September 17, 2025.
Includes award of 11,364 restricted stock units granted for service on the board of directors of Bakkt Trust.
(6)Ms. Goldberg resigned as a member of our Board on November 8, 2025.
(7)Ms. Simeone resigned as a member of our Board on November 7, 2025.
(8) Mr. Watson resigned as a member of our Board on August 8, 2025, effective as of August 11, 2025. Upon Mr. Watson’s resignation from the Board, and in recognition of his service during the current annual director compensation cycle, a pro rata portion of Mr. Watson’s unvested RSUs granted in respect of the current annual director compensation cycle vested upon his separation date based on the number of days he served as a director during that cycle.
(9)Mr. Clifton resigned as a member of our Board on October 31, 2025.
(10)Mr. Main resigned as a member of our Board on August 11, 2025.

Proposal Two: Advisory Vote to Approve Executive Compensation
The compensation paid to our Named Executive Officers (“NEOs”) is described below in the Executive Compensation section of this proxy statement for the year ended December 31, 2025. The Board is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, as set forth in the compensation tables and narrative discussion, is hereby APPROVED.”
Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our NEOs.
The Board has adopted a policy providing for annual advisory votes to approve executive compensation. Unless the Board modifies its policy on the frequency of holding advisory votes to approve executive compensation, the next such advisory vote will occur in 2027.
Vote Required; Recommendation of the Board
Proposal Two must be approved by the affirmative vote of a majority of the voting power of the outstanding shares of the Company present at the 2026 Annual Meeting or represented by proxy at the 2026 Annual Meeting and entitled to vote on this proposal. For this purpose, abstentions will be counted as a vote “AGAINST” the proposal, while broker non-votes, if any, will have no effect on the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL TWO

Executive Officers
Executive Team
We believe that our leadership team has the skills and qualifications needed to drive the future growth of Bakkt.
The following sets forth certain information regarding our executive officers as of March 31, 2026. Our executive officers are appointed by, and serve at the discretion of, our Board.

Name	Age	Position
Akshay Naheta	44	Chief Executive Officer
Karen Alexander	54	Chief Financial Officer
Nicholas Baes	46	Chief Operating Officer
Marc D’Annunzio	54	General Counsel and Secretary

Akshay Naheta’s biography is set forth above in the section titled “Director Nominees and Continuing Directors.”

Karen Alexander has served as our Chief Financial Officer since August 2022. Prior to this role, Ms. Alexander served as Acting Chief Financial Officer of the Company from May 2022 to August 2022, and the Chief Accounting Officer of the Company from October 2021 to August 2022, after serving in the same position with Opco since June 2021. Prior to joining the Company, Ms. Alexander worked at GE Capital from October 2004 to April 2021 in finance and accounting roles of increasing responsibility, most recently serving as Global Technical Controller from January 2017 to April 2021. Ms. Alexander began her career as an external auditor with Arthur Andersen LLP and Ernst & Young LLP. She holds a bachelor’s degree in accounting from Miami University (Ohio).

Nicholas Baes has served as our Chief Operating Officer since October 2024. Prior to this role, Mr. Baes served as the Chief Technology Officer of the Company from January 2024 to October 2024, and as the Vice-President of Engineering of the Company from April 2023 to January 2024. Over the course of his career, Mr. Baes has held leadership roles across highly successful firms, both public and private. From 2019 to 2023, Mr. Baes held the positions of the Vice-President of Engineering at PEAK6 and the Chief Technology Officer at PEAK6 subsidiary, Apex Crypto. From 2010 to 2019, Mr. Baes was the Director of Technology at Intercontinental Exchange Group. Mr. Baes holds a Bachelor of Sciences in Computer Science and Mathematics from the University of Illinois at Urbana-Champaign.

Marc D’Annunzio has served as our General Counsel and Secretary since May 2019. Mr. D’Annunzio is responsible for our legal, regulatory, compliance and governance matters. Mr. D’Annunzio joined Bakkt in May 2019 from Alston & Bird LLP, an international law firm, where he practiced in its Payments group. Mr. D’Annunzio has more than 25 years of experience in the payments and loyalty industries, focusing on M&A transactions, strategic alliances, complex commercial relationships (including co-branded and private label card programs, and processing relationships for leading retailers), new product launches, and compliance. He holds a Juris Doctor and a Bachelor of Arts in Economics and History, each from the University of Michigan.

Executive Compensation
Smaller Reporting Company Status
As a smaller reporting company, we are eligible to leverage certain reporting requirements exemptions, including reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. As a smaller reporting company, we are permitted to limit reporting of compensation disclosure to our principal executive officers and our two other most highly compensated executive officers, which we refer to as our “named executive officers” or our “NEOs.”
The following narrative contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of Bakkt’s executive compensation program and should not be understood to be statements of management’s expectations or guidance. Bakkt cautions investors not to apply these statements to other contexts. Fiscal years are denoted as fiscal years, all other year references refer to calendar years.

The following narrative and compensation disclosure describes the compensation program for our NEOs, consisting of individuals who served as our principal executive officer(s) during the last completed year and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2025. During fiscal 2025, our NEOs were:

•Akshay Naheta, our Chief Executive Officer;
•Andrew Main, our former co-Executive Officer;
•Karen Alexander, our Chief Financial Officer ; and
•Marc D’Annunzio, our General Counsel and Secretary.

Compensation Philosophy, Policies, and Procedures for Compensation Design
Our compensation philosophy is to provide a competitive compensation package that allows us to attract and retain talented individuals who we believe will enable us to achieve our near-term and long-term strategic objectives, while simultaneously creating long-term value for our stockholders. These goals include both quantitative and qualitative metrics that seek to capture progress towards growth for the company and our stockholders. Consistent with our philosophy, our executive compensation program is designed to achieve the following objectives:

•attract, retain, and motivate talented executive officers whose skills, experience and performance are critical to our long-term success and achievement of our financial and strategic objectives;

•encourage our executive officers to reinforce our values, which include, among others, clear communication, positive energy, continuous learning, and efficient execution;
•align compensation incentives to performance and the interests of our stockholders;
•reward our executive officers for their experience and performance and motivate them to achieve our long-term strategic goals; and

•ensure that our total compensation is fair, reasonable, and competitive.
To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals. We believe our compensation program should promote the success of the Company and align incentives with the long-term interests of our stockholders. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.
Role of the Board and Compensation Committee
Our Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers. Specifically, the committee reviews executive compensation plans and practices, and provides recommendations on the approval for compensation decisions across the Company. The Compensation Committee also works closely with our Chief Executive Officer, and other members of management to review performance and compensation matters, including cash bonus and equity grant decisions for the year.
Our Compensation Committee regularly reviews best practices in executive compensation and evaluates our executive compensation program on at least an annual basis to ensure that it is consistent with our near-term and long-term goals. The following highlights aspects of our executive compensation policies and practices:

What We Do	What We Don’t Do
Maintain an independent and experienced Compensation Committee	No Hedging of our Common Stock
Retain an Independent Compensation Advisor.	No Pledging of our Common Stock
Conduct annual reviews of NEO executive officer compensation	No Dividends
Conduct an Annual Stockholder Advisory Vote on NEO Compensation.	No excise tax gross- ups
Clawback policy	No pension plans or supplemental executive retirement plans

Role of Compensation Consultant
In 2025, Bakkt management also engaged Mercer, an external compensation consultant to advise the Compensation Committee on compensation matters, including:
•providing information on competitive market discretionary pay practices for senior executives and the organization as a whole;
•reviewing and providing input into, Bakkt’s incentive compensation approach across the company;
•reviewing and analyzing non-employee director compensation; and
•providing support on other ad hoc compensation matters throughout the year.
Overview of Compensation Approach
At Bakkt, we take a holistic approach to total compensation, setting competitive base pay for each role based on scope, skills required and level and location. For eligible roles, we also offer short-term and long-term incentive programs in the form of annual cash bonuses and annual equity grants.
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The base salaries for our named executive officers are designed to reflect each named executive officer’s scope of responsibility and accountability, as well as market.
Equity-based Compensation

The Company maintains the 2021 Plan, pursuant to which it has granted RSUs to certain executive officers. In fiscal 2025, the Company granted RSUs on March 20th, to Karen Alexander and Marc D’Annunzio.

In fiscal 2025, in connection with Mr. Naheta’s appointment as Co-Chief Executive Officer, Mr. Naheta was granted (i) 1,607,717 performance-based RSUs (“PSUs”) and (2) 11,426 RSUs (together, the “Naheta Inducement Grant”). Though the Naheta Inducement Grant was granted pursuant to NYSE Listing Rule 303A.08 and without stockholder approval, it is subject to the terms of the 2021 Plan as if granted thereunder.

In fiscal 2025, the Compensation Committee further approved and adopted an award of stock options to select members of management (the “Option Program”), which Option Program was subject to and received stockholder approval. Options granted pursuant to the Option Program (the “Options”) are structured as a commitment by the grantee to exercise a predetermined number of Options every quarter for eight quarters (that committed number of Options, the “Committed Options”) at an exercise price per share equal to $10.00. If a grantee does not exercise the Committed Options in any given quarter, then all remaining Options are forfeited. The grantee must personally fund the exercise price to exercise the

Committed Options. For each quarter in which the grantee purchases shares by exercising the Committed Options, the grantee will be entitled to exercise an additional number of Options for up to one year. Here, the grantee may elect to personally fund the exercise price to exercise these Options or may net-settle these Options. Pursuant to the Option Program, on July 29, 2025, the Company granted an aggregate of 2,000,000 Options, including several of the NEOs.

The amounts and vesting terms of the RSUs, the Naheta Inducement Award and the Options are set forth below in the “Outstanding Equity Awards at Fiscal Year End” table.
Welfare and Health Benefits
Our executive officers, including our NEOs, are eligible to participate in all of our employee benefit plans, including medical, dental, vision, life and disability insurance, in each case on the same basis as our other employees, subject to applicable law. We also provide vacation and other paid holidays to all our employees, including our executive officers, all of which we believe to be comparable to those provided the companies in our compensation peer group. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Our health, welfare and vacation benefits are designed to ensure that we have a productive and focused workforce through reliable and competitive health and other benefits
401(K) Plan

Our retirement savings plan (“401(k) Plan”) is a tax-qualified retirement savings plan, pursuant to which qualified employees, including our NEOs, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. Historically, we have made matching contributions of 100% of the first 6% of base salary contributed to the plan. The value of these benefits for each of our NEOs is reflected in the “All Other Compensation” column of the “Fiscal 2025 Summary Compensation Table” below.

Employment Arrangements
Each of our named Executive officers is a party to a written employment arrangement. The material terms of each of those arrangements are summarized below under the title “Employment Arrangements with Bakkt NEOs.”Each of these arrangements provides for “at will” employment. For a description of the compensation actually paid to the named executive officers for the year ended December 31, 20245 please refer to the “Summary Compensation Table” below.

Compensation Tables
Summary Compensation Table for Fiscal 2025
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2024 and prior years, where applicable, as determined under SEC rules.

Name and Principal Position	Year ($)	Salary ($) (1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($) (3)	All Other Compensation ($)(4)	Total
Akshay Naheta	2025	77,800	—	8,046,648(5)	27,092,620	—	$35,217,068.00
Chief Executive Officer (6)	2024	—	—	—	—	—	—
	2023	—	—	—	—	—	—
Karen Alexander	2025	400,000	—	$359,900	546,262	23,067	1,329,299
Chief Financial Officer	2024	400,000	167,300	389,760		22,786	979,846
	2023	400,000	246,000	282,668		15,884	944,552
Marc D’Annunzio	2025	430,000	—	$359,900	2,731,271	15,706	3,536,877
General Counsel and Secretary	2024
	2023
Andrew Main(7)	2025	1,156,923		4,979,241	—	24,101	6,160,265
Former Co-Chief Executive Officer	2024	363,463	250,000	6,709,357	—	18,530	7,341,350
	2023	—	—	—	—	—	—
(1)Amounts reflect annual base salary earned during fiscal 2025 or fiscal 2024.
(2)Amounts represent the grant date fair value of equity-based awards granted in fiscal years 2025, 2024, calculated in accordance with FASB ASC Topic 718, and do not necessarily correspond to the actual value that may be recognized from the equity-based awards.Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of these amounts are described in Note 13—Share-Based and Unit-Based Compensation of our audited consolidated financial statements included in the Form 10-K for the year ended December 31, 2025.
(3)Amounts represent the aggregate grant date fair value of each Option award, computed in accordance with FASB ASC Topic 718, and do not necessarily correspond to the actual value that may be recognized from the equity-based awards. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of these amounts are described in Note 13—Share-Based and Unit-Based Compensation of our audited consolidated financial statements included in the Form 10-K for the year ended December 31, 2025.
(4)Amounts consist of 401(k) matching contribution, as well as life insurance and disability premiums for the benefit of each executive officer
(5)Amounts include the Naheta Inducement Award, which is comprised of (i) 1,607,717 PSUs and (2) 11,426 RSUs. The RSUs vest on March 19, 2026, subject to Mr. Naheta’s continued service with the Company. The PSUs vest over a three-year performance period based on attainment of stock price appreciation metrics that are measured based on a rolling 90-day volume weighted average price. The Naheta Inducement Grant is subject to the terms of the 2021 Plan as if granted thereunder.
(6)Mr. Naheta was appointed as the Company’s Co-Chief Executive Officer effective on March 21, 2025 and as Chief Executive Officer effective on August 11, 2025. Mr. Naheta’s annual salary is $100,000

(7)Mr. Main served as the Company’s President and Chief Executive Officer from March 25, 2024 until March 20, 2025, and became President and Co-Chief Executive Officer of the Company, effective March 21, 2025. Mr. Main resigned as Co-Cheif Executive Officer effective August 11, 2025.
(8)Mr. Naheta has chosenn to opt out receiving 401(k) matching contribution, as well as life insurance and disability premiums for benefit.

Employment Arrangements with Bakkt NEOs
The Company is party to the following written employment agreements with each of its NEOs.

Akshay Naheta - Chief Executive Officer. Mr. Naheta and the Company entered into an employment agreement on March 19, 2025, which agreement was thereafter amended and restated on November 14, 2025. The agreement provide for “at-will” employment with no fixed term and sets forth Mr. Naheta’s title, annual base salary of $100,000, annual discretionary bonus to be determined by the Board, terms of an initial equity award grant (i.e., the Naheta Inducement Grant), entitlement to annual equity award grants with a target grant date fair value of not less than $100,000, and Mr. Naheta’s employee benefit plan eligibility and vacation accrual. As part of the Naheta Inducement Grant, Mr. Naheta received a one-time PSU award with a grant date value of $15,000,000 that vests over a three-year performance period based on stock price appreciation as well as a sign-on RSU award with a target grant date fair value of not less than $150,000 that vests over one year, which RSU and PSU awards were granted outside of the 2021 Plan and pursuant to NYSE Listing Rule 303A.08 and without stockholder approval.

If Mr. Naheta’s employment is terminated by the Company without Cause (other than due to death or Disability) or he resigns for Good Reason (as such terms are defined in the employment agreement), then, subject to his continued compliance with the agreement and his confidential information agreement, as well as Mr. Naheta’s execution and non-revocation of a release of claims, Mr. Naheta is entitled to: (i) a lump-sum cash payment equal to two times his then-current base salary; (ii) with respect to equity awards granted under or subject to the terms of the 2021 Plan, full acceleration of time-vesting equity awards, vesting of earned tranches of performance awards based on actual performance achieved after completion of the performance period and certification, and a one-year post-termination exercise period for stock options, subject to any more favorable treatment under the 2021 Plan or applicable award agreement; and (iv) a lump-sum cash payment in respect of the cost of one year of continued health coverage. If such a termination occurs within two years following a Change in Control, the cash severance multiple increases from two times to three times base salary. The agreement also provides that, in the event of a Change in Control, outstanding unvested PSUs are eligible to vest upon the consummation of the Change in Control based on the transaction price, and any PSUs that do not vest will terminate without consideration.

Karen Alexander - Chief Financial Officer. Ms. Alexander and the Company entered into an employment agreement on October 12, 2022. The agreement sets forth Ms. Alexander’s title, annual base salary of $400,000, annual target bonus of 100% of base salary, terms of an initial equity award grant, and Ms. Alexander’s employee benefit plan eligibility and vacation accrual. The agreement provides a one (1) year term with automatic one (1) year extensions unless either party provides notice of non-renewal. If Ms. Alexander’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Ms. Alexander resigns for Good Reason and such termination is unrelated to a Change in Control (as such terms are defined in the employment agreement) Ms. Alexander is entitled to: (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greater of (a) the average of the last three annual bonus payments or (b) the last annual bonus payment; (iii) with respect to awards granted under the 2021 Plan and any successor plan, full vesting acceleration of time-vested Company options and equity-based grants and vesting of performance-based equity grants based on actual performance achieved and a one-year post-termination exercise period for Company options; and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. If Ms. Alexander’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Ms. Alexander resigns for Good Reason, in each case within two (2) years following a Change in Control, Ms. Alexander is entitled to (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greatest of (a) the average of her last three annual bonus payments, (b) her last annual bonus payment, or (c) her last bonus prior to the Change in Control; (iii) with respect to awards granted under the 2021 Plan and any successor plan, full vesting acceleration of outstanding time-vested Company options and equity-based grants and vesting of performance-based equity grants based on greater of target level or actual performance through the Change in Control and of a one-year post-termination exercise period for Company options, and (iv) a lump sum cash payment equal to one year of COBRA coverage premiums. Payment of the severance is conditioned on execution of a release of claims agreement by Ms. Alexander. The agreement further includes a confidential information agreement and one (1) year post-termination non-solicit and non-competition covenants.

Marc D’Annunzio - General Counsel and Secretary. Mr. D’Annunzio and the Company entered into an employment agreement on August 10, 2021, effective September 1, 2021. The agreement sets forth Mr. D’Annunzio’s title, annual base salary of $400,000, annual target bonus of 100% of base salary, terms of an initial equity award grant, and Mr. D’Annunzio’s eligibility for employee benefits and vacation accrual. The agreement provides a one (1) year term beginning September 1, 2021, with automatic one (1) year extensions unless either party provides 90 days’ written notice of non-renewal. If Mr. D’Annunzio’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Mr. D’Annunzio resigns for Good Reason, in each case outside the two (2) year period following a Change in Control (as such terms are defined in the employment agreement), Mr. D’Annunzio is entitled to: (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greater of (a) the average of the last three annual bonuses received or (b) the last annual bonus received; (iii) with respect to awards granted under the 2021 Plan and any successor plan, acceleration of time-vested options and equity awards, vesting of performance-based awards based on actual performance through the end of the applicable performance period, and a one (1) year post-termination exercise period for options; and (iv) a lump sum cash payment equal to one year of COBRA coverage costs. If Mr. D’Annunzio’s employment is terminated by the Company other than for Cause or Disability or due to the Company’s non-renewal of the employment agreement, or Mr. D’Annunzio resigns for Good Reason, in each case within two (2) years following a Change in Control, Mr. D’Annunzio is entitled to accrued benefits and (i) a lump sum payment equal to two times base salary; (ii) a lump sum payment equal to one (1) times the greatest of (a) the average of the last three annual bonuses received, (b) the last annual bonus received before the Change in Control, or (c) the last annual bonus received before termination; (iii) with respect to awards granted under the Equity Plan and any successor plan, full vesting and exercisability of outstanding equity awards, with performance-based awards deemed earned at the greater of target or actual performance through the Change in Control date (or maximum, if no target is specified), prompt delivery of shares for RSUs, and a one (1) year post-termination exercise period for options; and (iv) a lump sum cash payment equal to one year of COBRA coverage costs. Payment of the severance is conditioned on Mr. D’Annunzio’s execution and non-revocation of a release of claims. The employment agreement also includes confidentiality, trade secret, intellectual property assignment, and one (1) year post-termination non-solicitation and non-competition covenants.

Andrew Main - Former Co-Chief Executive Officer. Andrew Main (Former Co-Chief Executive Officer)
Andrew Main (Former Co-Chief Executive Officer). Mr. Main served as the Company’s Co-Chief Executive Officer in fiscal 2025, effective March 21, 2025 to August 11, 2025 (the “Separation Date”). Mr. Main departing as Co-Chief Executive Officer and President of the Company, effective as of the Separation Date, at which time he also resigned from the Board. Following the Separation Date, Mr. Main served as an advisor to the Company through the completion of the Company’s sale of the Loyalty business to Project Labrador Holdco, LLC, a wholly owned subsidiary of Roman DBDR Technology Advisors, Inc. The Company and Mr. Main entered into an advisor agreement pursuant to which Mr. Main was compensated $1.00, plus 7,500 RSUs, which RSUs vested upon the termination or expiration of the advisory agreement. Furthermore, in connection with Mr. Main’s departure, the Company and Mr. Main entered into a release agreement pursuant to which Mr. Main was entitled to receive the severance payments and benefits that he would otherwise have been afforded upon an involuntary termination by the Company without “Cause”, as set forth in his employment agreement, subject to a general release of claims. The severance benefits paid to Mr. Main consisted of: (A) a lump sum cash payment of $1,500,000, less applicable withholdings, which represents the sum of (i) two times Mr. Main’s base salary, (ii) Mr. Main’s target bonus, and (iii) the cash equivalent of 12 months’ of group health COBRA premiums; and (B) full accelerated vesting of Mr. Main’s unvested RSUs and any unvested PSUs for which actual performance achievement has already been certified as of the Separation Date, and (ii) Mr. Main’s unvested PSUs remained outstanding and eligible to vest based on actual performance achieved after completion of the performance period in accordance with the terms of such grants.
Outstanding Equity Awards at Fiscal 2025 Year-End
Bakkt Opco Holdings, LLC (“Opco”), previously maintained a profits interests plan (the “Opco Plan”), for the award of Opco Incentive Units, through Opco Management, to participants, and Opco Participation Units, directly to participants. Awards of Opco Incentive Units included awards of common incentive units and preferred incentive units, each intended to represent a “profits interests” for U.S. tax purposes and each corresponded to incentive units of Opco Management issued by Opco Management to participants. The purpose of the Opco Plan was to promote the interests of Opco by attracting and retaining key employees, directors, independent contractors or other service providers of Opco and to enable such individuals to acquire an equity interest in and participate in the long-term growth and financial success of Opco.
The profits interests represented a membership interest in Opco and entitled the holder to receive distributions in Opco once a specified threshold equity value of Opco had been reached, in each case as provided in the Opco operating agreement. The preferred incentive units are also entitled to disproportionate distributions once the participant’s applicable threshold equity value has been reduced to zero in order to “catch-up” such participant’s total distributions to its pro rata share.
In fiscal 2025, the Company granted RSUs pursuant to the 2021 Plan, the Options pursuant to the Option Program and the Naheta Inducement Grant pursuant to NYSE Listing Rule 303A.08 and without stockholder approval.

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2025. The market value of the RSUs, the Options and the RSUs and PSUs subject to the Naheta Inducement Grant was calculated based on the NYSE closing price of the Common Stock on December 31, 2025 (the last trading day in fiscal 2025) of $10.04.

Option Awards							Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)(1)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Akshay Naheta	[1,308,757 ] (2)	[ ] (2)	[ ] (2)					803,856 (6)	8,185,431
Karen Alexander	[26,510 ] (3)	[ ] (3)	[ ] (3)	$10.00				18,852(7)	45,362
Marc D’Annunzio	[132,550] (4)	[ ] (4)	[ ] (4)	$10.00				18,852 (8)	$151,352.00
Andrew A. Main (5)	-	-	-	-	-	-	-	-	-
(1)Each Option granted pursuant to the Option Program has an exercise price per share equal to $10.00.
(2)On July 29, 2025, Mr. Naheta was granted 1,342,282 Options pursuant to the Option Program, contingent on the Company’s stockholders’ approval, which was obtained on October 31, 2025. The Options are a commitment by Mr. Naheta to exercise a predetermined number of Options every quarter for eight quarters (the “Committed Options”) at an exercise price per share equal to $10.00. If Mr. Naheta does not exercise the Committed Options in any quarter, then all remaining Options will be forfeited. One-eighth of the Options will become exercisable each quarter (each, a “Quarterly Tranche”). The Committed Options will be exercisable over a two-day period in the applicable quarter (the “Exercise Period”); provided, that if the Exercise Period for a Quarterly Tranche occurs during a blackout period, then such Exercise Period shall instead be the next quarterly Exercise Period. If Mr. Naheta exercises the Committed Option portion, the remainder of that Quarterly Tranche (the “Optional Exercise Options”) will become exercisable for a period of one year. The Optional Exercise Option portion of any Quarterly Tranche will expire at the end of such one-year period. Notwithstanding the foregoing exercise schedule, following the first quarter after stockholder approval of the Options, any portion of the Options may be exercised earlier than the applicable quarter, provided that shares of Common Stock acquired on exercise of the Optional Exercise Options will be subject to a lock-up period so that the shares acquired on exercise may not be sold or transferred until the originally-scheduled exercise date. On November 12, 2025, the Mr. Naheta previously exercised his Committed Options for the first Quarterly Tranche in full, comprising 33,557 Options.
(3)On July 29, 2025, Ms. Alexander was granted 26,846 Options pursuant to the Option Program, contingent on the Company’s stockholders’ approval, which was obtained on October 31, 2025. The Options are a commitment by Ms. Alexander to exercise the Committed Options at an exercise price per share equal to $10.00. If Ms. Alexander does not exercise the Committed Options in any quarter, then all remaining Options will be forfeited. One-eighth of the Options will become exercisable in each Quarterly Tranche. The Committed Options will be exercisable over a two-day Exercise Period in the applicable quarter; provided, that if the Exercise Period for a Quarterly Tranche occurs during a blackout period, then such Exercise Period shall instead be the next quarterly Exercise Period. If Ms. Alexander exercises the Committed Option portion, the Optional Exercise Options will become exercisable for a period of one year. The Optional Exercise Option portion of any Quarterly Tranche will expire at the end of such one-year period. Notwithstanding the foregoing exercise schedule, following the first quarter after stockholder approval of the Options, any portion of the Options may be exercised earlier than the applicable quarter, provided that shares of Common Stock acquired on exercise of the Optional Exercise Options will be subject to a lock-up period so that the shares acquired on exercise may not be sold or transferred until the originally-scheduled exercise date.
(4)On July 29, 2025, Mr. D’Annunzio was granted 134,228 Options pursuant to the Option Program, contingent on the Company’s stockholders’ approval, which was obtained on October 31, 2025. The Options are a commitment by Mr. D’Annunzio to exercise the Committed Options at an exercise price per share equal to $10.00. If Mr. D’Annunzio does not exercise the Committed Options in any quarter, then all remaining Options will be forfeited. One-eighth of the Options will become exercisable in each Quarterly Tranche. The Committed Options will be exercisable over a two-day Exercise Period in the applicable quarter; provided, that if the Exercise Period for a Quarterly Tranche occurs during a blackout period, then such Exercise Period shall instead be the next quarterly Exercise Period. If Mr. D’Annunzio exercises the Committed Option portion, the Optional Exercise Options will become exercisable for a period of one year. The Optional Exercise Option portion of any Quarterly Tranche will expire at the end of such one-year period. Notwithstanding the foregoing exercise schedule, following the first quarter after stockholder approval of the Options, any portion of the Options may be exercised earlier than the applicable quarter, provided that shares of Common Stock acquired on exercise of the Optional Exercise Options will be subject to a lock-up period so that the shares acquired on exercise may not be sold or transferred until the originally-scheduled exercise date.
(5)Mr. Main resigned as Co-Chief Executive Officer and President of the Company, and as a member of our Board, effective August 11, 2025. In connection with Mr. Main’s departure, the Company and Mr. Main mutually agreed to terminate Mr. Main’s Executive Employment Agreement with the Company (the “Employment Agreement”), and entered into a release agreement (the “Release Agreement”), pursuant to which Mr. Main is entitled to receive the severance payments and benefits that he would otherwise be afforded upon an involuntary termination by the Company without “Cause”, as set forth in Section 9(a) of the Employment Agreement, subject to Mr. Main’s execution and non-revocation of a general release of claims against the Company (the “Severance Benefits”). The Severance Benefits included a full accelerated vesting of Mr. Main’s unvested restricted stock units (“RSUs”) and any unvested performance-based restricted stock units (“PRSUs”) for which actual performance achievement has already been certified as of the Separation Date, and (ii) Mr. Main’s unvested PRSUs will remain outstanding and eligible to vest based on actual performance achieved after completion of the performance period in accordance with the terms of such grants.
(6)Represents: 803,861unvested performance-based PSUs from a grant on March 18, 2025.
(7)Represents: 17,105 unvested time-based RSUs from a grant on March 20, 2025.
(8)Represents: 17,105 unvested time-based RSUs from a grant on March 20, 2025.
(9)Represents: [•] unvested time-based RSUs from a grant on [•].
(10)Represents: [•] unvested time-based RSUs from a grant on [•].
(11)Represents: [•] unvested time-based RSUs from a grant on [•].

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2025.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
Bakkt Holdings, Inc. 2021 Omnibus Employee Incentive Plan(1)	1,535,698	—(2)	1,715,122
Option Program(3)	1,954,866	$10
Equity compensation plans not approved by security holders
Naheta Inducement Grant (4)	1,619,143	[•](2)	803,856
Total	5,109,707	—	2,518,978

(1)    Includes RSUs and PSUs granted under the the 2021 Plan, with performance based on target performance. Refer to Note 13—Share-Based and Unit-Based Compensation of our most recently filed Form 10-K for additional information.
(2)    There is no exercise price associated with a RSU award. Accordingly, these have been excluded from the column in the table reporting the weighted-average exercise price of outstanding awards.
(3)     Includes Options granted pursuant to the Option Program.

(4) In fiscal 2025, in connection with Mr. Naheta’s appointment as Co-Chief Executive Officer, Mr. Naheta was granted (i) 1,607,717 PSUs and (ii) 11,426 RSUs. Though the Naheta Inducement Grant was granted pursuant to NYSE Listing Rule 303A.08 and without stockholder approval, it is subject to the terms of the 2021 Plan as if granted thereunder.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information regarding the “compensation actually paid” (as defined in Item 402(v) of Regulation S-K) to the Principal Executive Officer or “PEO” and to the Non-PEO NEOs (on an average basis) for 2025, 2024 and 2023. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals.

Year	Summary Compensation Table Total for PEO Akshay Naheta ($)(1)	Compensation Actually Paid to PEO Akshay Naheta ($)(2)	Compensation Actually Paid to PEO Andrew Main ($)(2)	Summary Compensation Table Total for PEO Gavin Michael ($)(1)	Compensation Actually Paid to PEO Gavin Michael ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)(5)	Net Income/(Loss) (million) ($)(6)
2025	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2024	7,341,350	—	12,908,963	3,852,381	(5,021,846)	1,123,841	1,332,676	83	103.4
2023	—	—	—	1,476,142	10,516,473	938,923	1,912,409	187	225.8

(1)
Mr. Michael was our PEO for the 2023 and 2024 fiscal years until his resignation effective March 25, 2024. Mr. Main was appointed as our PEO effective March 25, 2024 and served as such until his resignation, effective August 11, 2025. Mr. Naheta was appointed as our co-PEO effective on March 21, 2025 and as sole PEO effective on August 11, 2025 This column represents the amount of total compensation reported for our PEO for each corresponding year (a “Subject Year”) in the “Total” column of the Summary Compensation Table (“total compensation”). Please refer to the Summary Compensation Table in this proxy statement and/or the Summary Compensation Table in the proxy statement for fiscal 2024 and fiscal 2023.

(2)
This column represents the amount of “compensation actually paid” to our PEO as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the amounts disclosed for compensation actually paid reflect the adjustments listed in the table below made to the total compensation amounts reported in the Summary Compensation Table for our PEO by subtracting the value of equity awards reported in the Summary Compensation Table for the applicable Subject Year and adding (or subtracting, as applicable) the following for the applicable Subject Year: (i) the year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the Subject Year; (iv) for awards granted in prior years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year.

The amounts added or subtracted to determine the adjusted amount for Akshay Naheta:

Year	Less: Value of Equity Awards Reported in the Summary Compensation Table	Plus: Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Applicable Subject Year	Plus: Vesting Date Fair Value of Equity Awards Granted and Vested During the Applicable Subject Year	Plus/ (Less): Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards at Year End Granted in Prior Years	Plus/ (Less): Change in Value of Equity Awards Granted in Prior Years and Vested During the Applicable Subject Year	Less: Fair Value at the End of the Prior Year of Equity Awards Forfeited During the Applicable Subject Year	Plus: Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Applicable Subject Year	Total Adjusted Equity Value
2025	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2024			$—	$—		$—	$—
2023	$—	$—	$—	$—	$—	$—	$—	$—

The amounts added or subtracted to determine the adjusted amount for Andrew Main:

Year	Less: Value of Equity Awards Reported in the Summary Compensation Table	Plus: Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Applicable Subject Year	Plus: Vesting Date Fair Value of Equity Awards Granted and Vested During the Applicable Subject Year	Plus/ (Less): Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards at Year End Granted in Prior Years	Plus/ (Less): Change in Value of Equity Awards Granted in Prior Years and Vested During the Applicable Subject Year	Less: Fair Value at the End of the Prior Year of Equity Awards Forfeited During the Applicable Subject Year	Plus: Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Applicable Subject Year	Total Adjusted Equity Value
2025	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2024	$6,709,357	$12,451,607	$—	$—	$(174,637)	$—	$—	$5,567,613
2023	$—	$—	$—	$—	$—	$—	$—	$—

The amounts added or subtracted to determine the adjusted amount for our Non-PEO NEOs:

Year	Less: Value of Equity Awards Reported in the Summary Compensation Table	Plus: Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Applicable Subject Year	Plus: Vesting Date Fair Value of Equity Awards Granted and Vested During the Applicable Subject Year	Plus/ (Less): Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards at Year End Granted in Prior Years	Plus/ (Less): Change in Value of Equity Awards Granted in Prior Years and Vested During the Applicable Subject Year	Less: Fair Value at the End of the Prior Year of Equity Awards Forfeited During the Applicable Subject Year	Plus: Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Applicable Subject Year	Total Adjusted Equity Value
2025	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2024	$2,415,051	$2,891,774	$749,237	$—	$(6,904,151)	$3,196,036	$—	$(8,874,227)
2023	$698,035	$9,214,750	$—	$4,297,462	$(3,531,235)	$242,611	$—	$9,040,331

(3)
For fiscal 2025, our Non-PEO NEOs were: Karen Alexander, Chief Financial Officer and Marc D’Annunzio, General Counsel and Secretary. For fiscal 2024, our Non-PEO NEOs were: Karen Alexander, Chief Financial Officer and Nicholas Baes, Chief Operating Officer. For fiscal 2023, our Non-PEO NEOs were: Karen Alexander, Chief Financial Officer, and Marc D’Annunzio, General Counsel and Secretary. This column represents the average of the amounts of total compensation reported for each Non-PEO NEO as a group for each Subject Year in the “Total” column of the Summary Compensation Table (“total compensation”). Please refer to the Summary Compensation Table in this proxy statement and/or the Summary Compensation Table in the proxy statement for fiscal 2024 and 2023.

(4)	This column represents the average of the amounts of “compensation actually paid” to our Non-PEO NEOs as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the amounts disclosed for compensation actually paid reflect the adjustments listed in the table below, using the same adjustment methodology described above in Note 2:

Year	Less: Value of Equity Awards Reported in the Summary Compensation Table	Plus: Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Applicable Subject Year	Plus: Vesting Date Fair Value of Equity Awards Granted and Vested During the Applicable Subject Year	Plus/ (Less): Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards at Year End Granted in Prior Years	Plus/ (Less): Change in Value of Equity Awards Granted in Prior Years and Vested During the Applicable Subject Year	Less: Fair Value at the End of the Prior Year of Equity Awards Forfeited During the Applicable Subject Year	Plus: Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Applicable Subject Year	Total Adjusted Equity Value
2025	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2024	$558,824	$1,245,758	$—	$(213,994)	$(231,491)	$32,614	$—	$208,835
2023	$352,129	$1,163,168	$—	$542,464	$(360,813)	$19,204	$—	$973,486

(5)	Calculated based upon the closing price of a share of Common Stock on the last day of fiscal 2023, fiscal 2024, and fiscal 2025, which prices were $55.75, $24.77, and $10.04 respectively.
(6)	The dollar amounts reported represent the amount of net loss reflected in our audited consolidated financial statements included in the Annual Report for the applicable year.

Description of Relationship between Compensation Actually Paid and Cumulative Company Total Shareholder Return

The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, for Andrew Main was $[ ], $12.9 million and $0 for fiscal 2025, fiscal 2024 and fiscal 2023, respectively, and for Gavin Michael was $[ ] , $(5.0) million and $10.5 million for fiscal 2025, fiscal 2024 and fiscal 2023, respectively. The average of the amounts of compensation actually paid to our Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K, was $[ ], $1.3 million and $1.9 million for fiscal 2025, fiscal 2024, and fiscal 2023, respectively. The cumulative total shareholder return of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $[ ], $83.23, $187.32 for fiscal 2025, fiscal 2024, and fiscal 2023, respectively. Please see Note 5 above for additional information related to the computation of cumulative Company total shareholder return.

Description of Relationship between Compensation Actually Paid and Company Net Income

The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, for Akshay Naheta was $ [ ], $0, and $0 for fiscal 2025, fiscal 2024, and fiscal 2023. Andrew Main was $[ ], $12.9 million and $0 for fiscal 2025, fiscal 2024, and fiscal 2023, respectively, and for Gavin Michael was $[ ], $(5.0) million, and $10.5 million for fiscal 2025, fiscal 2024, fiscal and 2023, respectively. The average of the amounts of compensation actually paid to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K, was $[ ], $1.3 million, and $1.9 million for fiscal 2025, fiscal 2024, and fiscal 2023, respectively. The Company’s net income, as computed in accordance with Item 402(v) of Regulation S-K and reflected in the Company’s audited financial statements for the applicable year, was $( ), $(103.4) million and $(225.8) million for fiscal 2024, fiscal 2024, and fiscal 2023, respectively.

Security Ownership of Certain Beneficial Owners, Directors and Management
The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of March 31, 2026 (except as otherwise indicated in the footnotes to the table), by (i) each of our NEOs, (ii) each director and director nominee, (iii) all current directors and executive officers as a group, and (iv) the holders of greater than 5% of our total shares outstanding known to us.
We have based our calculation of the percentage of beneficial ownership on [x] shares of our Common Stock outstanding as of March 31, 2026. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. Unless otherwise specified in the footnotes to the table below, to our knowledge, (i) the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable, and (ii) the address of each stockholder is c/o Bakkt, Inc., 3280 Peachtree Road NE, 7th Floor, Atlanta, GA 30305.

Name of Beneficial Owner	Number of Shares of Class A Common Stock(1)	% of Class A Common Stock	Total Number of Shares of Class A Common Stock and Class V Common Stock	% of Total Voting Power
Greater than 5% Stockholders:
Intercontinental Exchange Holdings, Inc.(2)	8,380,362	27%	8,380,362	27%
Named Executive Officers and Directors:
Akshay Naheta	4,286,833	11.8%	4,286,833	*
Karen Alexander	19,270	*	19,270	*
Marc D’Annunzio	75,447	*	75,447	*
Sean Collins	33,240	*	33,240	*
Colleen Brown	14,956	*	14,956	*
Michael Alfred	40,000	*	40,000	*
Lyn Alden	—	*	—	*
Richard Galvin	—	*	—	*
Andrew Main	288,062	*	288,062	*
All directors and executive officers as a group (9 persons)	13,138,170	38.8%	13,138,170	1.19%
*     Represents less than 1%.
(1)Each share of Common Stock entitles the holder thereof to one vote per share.
(2)Based solely on a Schedule 13D/A filed with the SEC on Marc 2, 2026. Does not reflect the shares underlying the currently outstanding Class 1 Warrants (as defined below) or Class 2 Warrants (as defined below).

Proposal Three: Ratification of Appointment of Independent Auditors

Our Audit and Risk Committee (“Audit Committee”), with the ratification of our Board, selected the accounting firm of Grant Thornton Advisors LLC (“GT”) as the Company’s independent auditors for the fiscal year ending December 31, 2026, and that selection is now being submitted to the stockholders.
A representative of GT is expected to be available at the Annual Meeting to respond to appropriate stockholder questions or make any other statements such representative deems appropriate.
Stockholders are not required to ratify the appointment of GT as our independent auditor. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain GT. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
The Company’s former independent auditor for part of fiscal 2025 was KPMG LLP, (“KPMG”). As previously reported on the Company’s Current Report on Form 8-K, filed on June 13, 2025, the Audit Committee dismissed KPMG as its independent registered public accounting firm, effective June 9, 2025.
The audit report of KPMG on the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, or other similar opinion as defined in Item 304(a)(1)(ii) of Regulation S-K. In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2024, and in the subsequent interim period through June 9, 2025 (the “Interim Period”), there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in their report for such year. Except for the disclosure of the material weakness of the Company’s internal control over financial reporting as disclosed in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2024 or in the Interim Period.

The Audit Committee, on and effective as of June 9, 2025, appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025. The Audit Committee authorized KPMG to respond fully to the inquiries of Grant Thornton, as the successor independent registered accounting firm.

During the Company’s most recent fiscal year ending December 31, 2024, and during the Interim Period, neither the Company nor anyone acting on its behalf has consulted with Grant Thornton, regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Vote Required; Recommendation of the Board
In order to be ratified, Proposal Three must be approved by the Required Vote, assuming a quorum is present. For this purpose, abstentions, if any, will be counted as a vote “AGAINST” the proposal. Broker non-votes are not expected with respect to Proposal 3 because it is considered a routine matter on which brokers are generally permitted to exercise discretionary voting authority; however, any broker non-votes that do occur would have no effect on the outcome.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL THREE
Fees Paid to the Independent Registered Public Accounting Firm
The following tables present fees for professional audit services and other services rendered to us by Grant Thornton LLP (current principal accounting firm) and KPMG LLP (2024 principal accountant) for our fiscal years ended December 31, 2025 and 2024.

Fees to Grant Thornton LLP

	2025	2024
Audit Fees(1)	$1,576,340	—
Audit-Related Fees(2)	$93,000	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,669,340	—
(1)“Audit Fees” for the fiscal years ended December 31, 2025 consist of fees billed for professional services rendered in connection with the audits of our annual financial statements, reviews of our quarterly financial statements, and services that are provided in connection with statutory or regulatory filings. This category also includes fees for audit services incurred in connection with our business combinations, including related registration statements as applicable.
(2)“Audit-Related Fees” for the fiscal year ended December 31, 2025, consists of attestation and diligence services.
Fees to KPMG LLP

	2025	2024
Audit Fees(1)(2)	$297,000	$3,250,000
Audit-Related Fees(3)	—	$317,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$297,000	$3,567,000
(1)“Audit Fees” for the fiscal years ended December 31, 2025 consist of additional fees incurred in connection with the audit of our 2024 financial statements as well as review of our Q1'25 interim financial statements and consents through the date of KPMG's dismissal as our principal accountant on June 9, 2025.
(2)“Audit Fees” for the fiscal years ended December 31, 2024 of fees billed for professional services rendered in connection with the audits of our annual financial statements, reviews of our quarterly financial statements, and services that are provided in connection with statutory or regulatory filings. This category also includes fees for audit services incurred in connection with our business combinations, including related registration statements as applicable.
(3)“Audit-Related Fees” for the fiscal year ended December 31, 2024, consists of attestation and diligence services

Auditor Independence
In 2025, there were no other professional services provided by GT or KPMG, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of GT and KPMG.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to preapprove all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by GT and KPMG for our fiscal year ended December 31, 2025 were preapproved by our Audit Committee.

Our Audit Committee appoints the independent registered public accounting firm annually.

Report of the Audit and Risk Committee
The Audit Committee is a committee of our Board comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by our Board. This written charter is reviewed annually for changes, as appropriate. With respect to Bakkt’s financial reporting process, Bakkt’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Bakkt’s financial statements. Bakkt’s independent registered public accounting firm is responsible for performing an independent audit of Bakkt’s financial statements. For part the year ended December 31, 2025, KPMG served as independent registered public accounting firm from January 1, 2025 through June 9, 2025. GT served as the Company’s independent registered public accounting firm from June 9, 2025 through the end of the fiscal year ended December 31, 2025. It is the responsibility of the Audit Committee to oversee these firms’ activities. It is not the responsibility of the Audit Committee to prepare Bakkt’s financial statements. That is the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited financial statements with management, KPMG and GT;
•discussed with KPMG and GT, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•received the written disclosures from KPMG and GT required by applicable requirements of the PCAOB regarding KPMG and GT’s communications with the Audit Committee concerning independence, and has discussed with KPMG and GT their independence, respectively.
Based on the review and discussions noted above, the Audit Committee recommended to our Board that the audited financial statements be included in Bakkt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

The report is submitted by the Audit Committee of the Board.
Colleen Brown (Chair)
Sean Collins
Lyn Alden
Richard Galvin
This Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Bakkt under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Bakkt specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, each person serving as a director or executive officer during the last fiscal year and any persons holding 10% or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC within a prescribed period of time and to furnish the Company with copies of such reports. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC for the fiscal year ended December 31, 2024, and upon written representations from such persons that no other reports were required, except one report, including one transaction by Nicholas Baes, was filed late due to administrative error on April 15, 2025.

Related Person Transactions
The following is a description of each transaction since January 1, 2025, and each currently proposed transaction, in which:
•we were or are to be, or the Company was, a participant;
•the amount involved exceeded or exceeds $120,000;
•any of the Company’s directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Marketing Agreement
In August 2025, the Company entered into agreements with a family member of an executive of the Company for branding and website management services and public relations and social media management services. The fees payable under these agreements are approximately $0.2 million; $0.2 million was paid under such agreements as of December 31, 2025.
DTR Acquisition

Purchase Agreement

On January 11, 2026, Opco, a Delaware limited liability company and wholly owned subsidiary of the Company, entered into a Share Purchase Agreement (the “Purchase Agreement”) by and among Opco, the Company, Distributed Technologies Research Global Ltd., a private limited company incorporated in Cyprus (“DTR”), and Akshay Naheta (Mr. Naheta or the “Seller”), pursuant to which the Company agreed to acquire all of the outstanding equity interests in DTR from the Seller and the other beneficial owners of the DTR shares (collectively, the “DTR Holders”) in exchange for the Company issuing the Consideration Shares (as defined below) to the DTR Holders (the “DTR Acquisition”). Mr. Naheta is Chief Executive Officer (“CEO”), President and a member of the Board of Directors (the “Board”) of the Company. Prior to the Closing (as defined below), Opco designated an indirect wholly-owned subsidiary incorporated in Cyprus, Bividen Limited (“Bividen”), as the Buyer Designee (as defined in the Purchase Agreement) pursuant to the Purchase Agreement, and Bividen replaced Opco as Buyer (as defined in the Purchase Agreement) for purposes of consummating the DTR Acquisition.

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, on April 30, 2026, the Company, through Bividen, completed the DTR Acquisition (the “Closing”). At Closing, the Company issued an aggregate of 11,316,775 shares (such shares, the “Consideration Shares”) of Common Stock, comprised of (A) 31.5% of (i) the aggregate number of shares of Common Stock that were issued and outstanding immediately prior to the Closing plus (ii) the aggregate number of shares of the Company’s capital stock issuable upon full exercise or conversion of any options or other convertible derivative securities (which was deemed to include the Company’s outstanding pre-funded warrants) that were outstanding immediately prior to the Closing, on an as-converted basis, but excluding any outstanding warrants to purchase shares of the Common Stock, or 2,303,465 shares, less (B) the Adjustment Amount (as defined below). The aggregate number of shares of Common Stock issuable as Consideration Shares was reduced by 196,532 shares of Common Stock (the “Adjustment Amount”) pursuant to the terms of the Purchase Agreement, which such Adjustment Amount equals (x) the aggregate amount of certain shareholder loans extended to DTR by the Seller or his affiliates that were outstanding immediately prior to the Closing and (y) transaction expenses that DTR or Mr. Naheta incurred in excess of the $1.5 million of transaction expenses that the Company agreed to reimburse under the Purchase Agreement divided by (z) the volume-weighted average trading price for a share of Class A Common Stock measured over the 20 consecutive trading day period ending on and including the day immediately prior to the Closing, or $8.65.

In addition, following the Closing, to the extent the Company issues shares of Common Stock in respect of warrants to purchase shares of Common Stock that were outstanding as of the date of the Purchase Agreement, the Consideration Shares will be increased by a number of shares equal to (x) 31.5% multiplied by (y) the number of shares of Common Stock issued upon the exercise or conversion of such warrants. Assuming all such warrants are fully exercised for cash, the Company would issue up to an additional 725,592 shares of Common Stock as part of the Consideration Shares.

A Special Committee of the Board, composed entirely of independent and disinterested directors (the “Special Committee”), was formed and granted full authority to review, negotiate, and approve the terms of the DTR Acquisition on behalf of the Company. After evaluating the DTR Acquisition, the Special Committee unanimously determined that the DTR Acquisition was fair to, and in the best interests of, the Company and its stockholders (excluding Mr. Naheta and his affiliates), approved the DTR Acquisition, and recommended that the full Board (excluding Mr. Naheta from such consideration) approve the DTR Acquisition.

Following the Special Committee’s approval, the Board (excluding Mr. Naheta from such consideration) approved the DTR Acquisition and determined to submit the DTR Acquisition to the Company’s stockholders for approval. The Seller, Mr. Naheta, is a member of the Board, and recused himself from consideration and deliberation with respect to the DTR Acquisition and abstained from the vote.

In connection with the Purchase Agreement: (i) each current DTR Holder entered into a joinder agreement with Opco, the Company, DTR and the Seller pursuant to which such DTR Holder agrees to be bound by, and assume, all of the obligations and liabilities of Seller under the Purchase Agreement, (ii) the Seller entered into a non-competition agreement (the “Non-Competition Agreement”) with the Company, (iii) each current DTR Holder, the Company, Mr. Naheta and Intercontinental Exchange Holdings, Inc. (“ICE”) entered into an amended and restated registration rights agreement (the “Amended and Restated RRA”) and (iv) each of the Company’s directors, executive officers and certain stockholders holding more than five percent of the Company’s voting securities (collectively, the “Voting and Support Parties”) executed a voting and support agreement (the “Voting and Support Agreement”) with the Company and DTR. The Voting and Support Agreement automatically terminated at the Closing.

At the Closing of the DTR acquisition, the Company issued approximately 8,322,949 shares of Class A Common Stock to Akshay Naheta, the Company’s Chief Executive Officer, President and a member of the Board, in exchange for approximately 91,555,125 shares of DTR capital stock held by Mr. Naheta (which such number is inclusive of certain shares of Class A Common Stock held of record by Mr. Naheta as nominee and custodian for certain former equity holders of DTR pursuant to certain agreements, as to which Mr. Naheta disclaims beneficial ownership). In addition, the Company issued at the Closing of the DTR acquisition approximately 735,615 shares of Class A Common Stock to Lotus Grove Trust (the “Lotus Trust”) in exchange for approximately 8,092,000 shares of DTR capital stock held by the Lotus Trust, which is a trust for the benefit of certain members of Mr. Naheta’s immediate family. Mr. Naheta does not have any pecuniary interest in the Lotus Trust and will not exercise voting control or investment power over such shares of Class A Common Stock held by the Lotus Trust.

Non-Competition Agreement

Pursuant to the Non-Competition Agreement, Mr. Naheta has agreed, effective at the Closing, to not, without the prior written consent of the Company, compete with the business, activities, products or services conducted, authorized, offered, or provided by the Company or any of its subsidiaries in the United States, or any other jurisdiction where the Company conducts business as of the Closing during a period beginning on the date of the Closing and ending on the first anniversary of the Closing (the “Restricted Period”) or, upon exercise by the Company, in the Company’s sole discretion, a later date that is on or prior to the second anniversary of the Closing (such period, the “Extension Period”). If (i) Mr. Naheta’s employment is terminated with the Company or any subsidiary or affiliate thereof, regardless of whether the Company or Mr. Naheta initiated the termination of employment, and (ii) the Company has elected to extend the Restricted Period into the Extension Period, then after the first anniversary of the Closing, the Company shall pay to Mr. Naheta monthly compensation for each month of the Extension Period in an amount equal to 100% of Mr. Naheta’s average monthly base salary from the Company during the twelve months immediately preceding such termination.

Amended and Restated Registration Rights Agreement

The Amended and Restated RRA, which is effective at the Closing, amends and restates that certain Registration Rights Agreement dated as of October 15, 2021 (the “Prior RRA”), pursuant to which the Company granted ICE and the other holders party thereto certain registration rights with respect to certain securities of the Company. Under the terms of the Amended and Restated RRA, the Company agreed, among other things, to register for resale (a) any Common Stock currently owned by ICE or that may be issued upon exercise of any warrants currently owned by ICE, (b) the Consideration Shares, and (c) any other equity securities of the Company issued or issuable to any stockholder with respect to any such share of Common Stock referred to in clauses (a) and (b) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”). Under the terms of the Amended and Restated RRA, the Company has agreed to prepare and file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the Registrable Securities within five business days after the date of the Closing. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities. Furthermore, under the Amended and Restated RRA, the holders of the Registrable Securities have certain customary underwritten offering demand rights and piggyback registration rights. The Company has granted certain customary piggyback registration rights and indemnification rights in connection with such registration of Registrable Securities.

Voting and Support Agreement

Pursuant to the Voting and Support Agreement, the Voting and Support Parties agreed to vote their shares of the Company’s common stock and preferred stock (including those owned beneficially) (collectively, the “Subject Shares”), in favor of the DTR Acquisition. The Voting and Support Agreement also contained restrictions on transfer of Subject Shares held by the Voting and Support Parties. The Voting and Support Agreement automatically terminated upon the Closing. As at signing of the Voting and Support Agreement, the Voting and Support Parties together beneficially owned approximately 36.1% of the Company’s outstanding shares of Common Stock.

Termination of Commercial Agreement

In connection with the Purchase Agreement, the parties to the Purchase Agreement agreed that, effective as of the Closing, the Cooperation Agreement, dated as of March 19, 2025, as amended by that certain Amendment to the Cooperation Agreement, dated as of June 3, 2025 (as amended, the “Cooperation Agreement”), by and between the Company and the Seller, automatically terminated in its entirety without any further action by any party thereto. From and after the Closing, no party to the Cooperation Agreement has any further rights or obligations thereunder, and the Cooperation Agreement is of no further force or effect.

Cooperation Agreement
On March 19, 2025, the Company entered into a Cooperation Agreement with Distributed Technologies Research Global Ltd. (“DTR”) and Akshay Naheta, the sole stockholder of DTR, our Co-Chief Executive Officer and member of our Board (the “Cooperation Agreement”). Pursuant to the Cooperation Agreement, DTR provided the Company with certain exclusive payment processing technology, application programming interfaces, and infrastructure to be integrated into the Company’s platform for the enablement of global payments processing services in the jurisdictions where the Company or its affiliates operate. On January 11, 2026, Opco entered into a Share Purchase Agreement (the “Purchase Agreement”) by and among Opco, the Company, DTR, and Akshay Naheta. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the Company will acquire DTR by issuing to Mr. Naheta, and other beneficial owners of DTR shares, an aggregate number of shares of its Common Stock equal to 31.5% of the aggregate number of shares of the Common Stock that are issued and outstanding immediately prior to the closing, plus the aggregate number of shares of the Company’s capital stock issuable upon full exercise or conversion of any options, warrants or other convertible derivative securities that are outstanding immediately prior to the closing, on an as-converted basis, but excluding any warrants to purchase shares of the Common Stock to Mr. Naheta and other beneficial owners of DTR shares. The Company’s acquisition with DTR will result in the termination of the Cooperation Agreement, following closing.
Sale of Bakkt Trust
On March 17, 2025, the Company entered into an agreement with ICE, whereby ICE agreed to purchase all of the outstanding equity interests of Bakkt Trust in exchange for $1.5 million plus the assumption of Bakkt Trust’s regulatory capital requirements, which was approximately $3.0 million, and certain operating costs of Bakkt Trust during the period between the signing of the purchase agreement and the closing of the transaction. The sale of Bakkt Trust was completed on May 15, 2025.
In conjunction with the sale of Bakkt Trust, Bakkt and ICE entered into a transition services agreement ("TSA") whereby the Company agreed to provide certain transitional services to ICE for defined fees for a period of up to six months from closing of the sale of Bakkt Trust. Amounts billed under the TSA generally relate to pass through of a portion of third-party software costs and time incurred by Bakkt employees supporting Bakkt Trust. The TSA can be terminated with six months' notice by either party for cause or by mutual agreement of the parties. The amount of fees charged to ICE under the TSA were not material for the year ended December 31, 2025. Amounts billed under the TSA are generally recognized as a recovery of expenses incurred or as a component of Other income, net in the consolidated statements of operations. The TSA terminated as of December 31, 2025 and the amount of any receivables owed to Bakkt under the TSA were not material as of December 31, 2025.
ICE Cooperation Agreement

At the closing of our business combination with VPC Impact Acquisition Holdings in October 2021, we and ICE entered into a cooperation agreement, which contains certain cooperation, information sharing and related provisions that facilitate compliance by ICE and its affiliates with its accounting, financial reporting, public disclosure and similar requirements insofar as they relate ICE’s ownership interest in us.

Policies and Procedures for Related Person Transactions
We have adopted a formal written policy providing that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of its capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of our Audit Committee, subject to the exceptions described below.
A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy.
Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder, to enable it to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under its code of conduct and ethics, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, its best interests and those of its stockholders, as its Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion.
Our Audit Committee has determined that certain transactions will not require their approval, including certain employment arrangements of officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of our securities and all holders of our securities received the same benefit on a pro rata basis and transactions available to all employees generally.

Your **Vote** Counts!

BAKKT, INC.

2026 Annual Meeting
Vote by June 22, 2026
11:59 PM ET

Bakkt

V97046-P47023

You invested in BAKKT, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 23, 2026.**

Get informed before you vote

View the Notice and Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 9, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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Vote Virtually at the Meeting*

June 23, 2026
1:00 p.m. Eastern Time

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*Please check the meeting materials for any special requirements for meeting attendance.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V71432-P29064 ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. BAKKT HOLDINGS, INC. 10000 AVALON BOULEVARD, SUITE 1000 ALPHARETTA, GEORGIA 30009 2.&#9; To approve an amendment to the Company’s 2021 Omnibus Incentive Plan. 4.&#9; To approve an amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. BAKKT HOLDINGS, INC. &#9; Nominees: 1.&#9; Election of Class I Directors The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: 01)&#9; Michelle J. Goldberg 02)&#9; Akshay Naheta 03)&#9; Jill Simeone 3.&#9; To approve an amendment of the Company's Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law. 5.&#9; To approve, on a non-binding advisory basis, of the compensation of our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 6.&#9; To approve, on a non-binding advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers. 3 Years1 Year 2 Years Abstain ! !!! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BKKT2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V71433-P29064 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report on Form 10-K are available at www.proxyvote.com. BAKKT HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 10, 2025 10:00 AM EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Andrew Main, Akshay Naheta, Marc D’Annunzio and Karen Alexander, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) any of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class V Common Stock of BAKKT HOLDINGS, INC. that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held virtually via a live webcast at www.virtualshareholdermeeting.com/BKKT2025 on June 10, 2025 at 10:00 a.m. Eastern Time, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side